

Quarterly Net Income Available to Common Shareholders
($ in 000's)
$2,374
($22,849)
$1,334
$2,248
$2,770
$2,031
$3,369
$2,929
$3,959
$2,107
$3,083
$3,732
$3,977
1Q 2009
2Q 2009
3Q 2009
4Q 2009
1Q 2010
2Q 2010
3Q 2010
4Q 2010
1Q 2011
2Q 2011
3Q 2011
4Q 2011
1Q 2012
($16,893)
$11,099
$12,811
Net Income (Loss)
West Bancorporation

Level of Nonperforming Assets

($ in 000's)

	90 Days Past Due	Nonaccrual Loans	OREO	TDR's	Investments	Total
2007	$ 408	$ 5,469	$ 155	$ -	$ -	$ 6,032
2008	$ 92	$ 21,367	$ 4,352	$ 7,376	$ 2,575	$ 35,762
2009	$ 1,150	$ 12,350	$ 25,350	$ 12,817	$ 1,282	$ 52,949
2010	$ 198	$ 7,945	$ 19,193	$ 4,787	$ 1,339	$ 33,462
2011	$ -	$ 8,572	$ 10,967	$ 2,121	$ 1,245	$ 22,905
1Q12	$ -	$ 8,556	$ 9,963	$ 2,135	$ 1,189	$ 21,843

West Bancorporation

Consolidated Capital Measures

	03.31.12	12.31.11	12.31.10	12.31.09	12.31.08
Tangible common equity as % of total tangible assets	9.6%	9.7%	8.5%	6.3%	6.7%
Tangible common equity ($000's)	$ 126,269	$ 123,451	$ 110,803	$ 98,763	$ 102,662
Total tangible assets ($000's)	$1,321,204	$1,269,524	$1,305,338	$1,574,782	$1,540,423

West Bancorporation

West Bank's Regulatory Capital Ratios

	03.31.12	12.31.11	12.31.10	12.31.09	12.31.08	Requirements to be well-capitalized
Risk-based capital as % of risk-weighted assets	15.3%	15.1%	16.6%	13.9%	13.1%	10.0%
Tier I Capital as % of risk-weighted assets	14.0%	13.8%	15.3%	11.8%	11.0%	6.0%
Tier I Capital as % of average assets	10.1%	10.0%	10.7%	8.9%	9.4%	5.0%

West Bancorporation